Exhibit 99.1

           ARBOR REALTY TRUST REPORTS SECOND QUARTER 2006 RESULTS AND
               ANNOUNCES AUTHORIZATION OF STOCK REPURCHASE PROGRAM

     Highlights:

     - Diluted earnings per share of $0.57

     - Loan and investment portfolio increased 11% from 1Q06

     - Declared quarterly dividend of $0.57 per share

     - Issued $65 million of trust preferred securities

     - Board authorizes stock repurchase of up to 1 million shares

    UNIONDALE, N.Y., Aug. 4 /PRNewswire-FirstCall/ -- Arbor Realty Trust, Inc. (NYSE: ABR), a real estate investment trust focused on the business of investing in real estate related bridge and mezzanine loans, preferred and direct equity investments, mortgage-related securities and other real estate related assets, today announced financial results for the quarter ended June 30, 2006. Arbor reported net income for the quarter of $9.8 million, or $0.57 per diluted common share, compared to net income for the quarter ended June 30, 2005 of $22.9 million, or $1.36 per diluted common share. Excluding $15.5 million of income from the Prime transaction, net income for the quarter ended June 30, 2005 was $7.4 million, or $0.44 per diluted common share.(1)

    Net income for the six months ended June 30, 2006 was $25.2 million, or $1.46 per diluted common share, compared to net income for the six months ended June 30, 2005 of $32.6 million, or $1.94 per diluted share. Excluding $5.6 million and $15.5 million of income from the Prime transaction for the quarter ended March 31, 2006 and June 30, 2005, respectively, net income for the six months ended June 30, 2006 was $19.5 million, or $1.14 per diluted common share, compared to net income for the six months ended June 30, 2005 of $17.1 million, or $1.02 per diluted share.(1)

    "Our strong second quarter earnings results reflect the solid growth of our portfolio and the quality of our new investments," said Ivan Kaufman, Chairman and Chief Executive Officer. "We continue to solidify our long-term funding sources so that we may achieve our focused goal of enhancing shareholder value by maximizing the return on our investments and securing the proper financing for the future growth of our portfolio."

    Mr. Kaufman continued, "We remain focused on increasing the fixed-rate portion of our portfolio. During the quarter, we originated $92 million of longer-term fixed-rate product, which represented 30% of our quarterly volume. Fixed-rate loans represent 23% of our portfolio as of June 30, 2006. These loans generally include prepayment penalties and we believe that these assets provide a more stable return for our portfolio."

    Total revenues for the quarter ended June 30, 2006 were $38.9 million, an increase of 76% from the same quarter of 2005 excluding $17.2 million in revenue generated from the Prime transaction in the quarter ended June 30, 2005.

    At June 30, 2006, the net balance in the loan and investment portfolio was $1.5 billion, an increase of 11% from March 31, 2006. The average balance of the loan and investment portfolio during the second quarter was $1.4 billion and the average yield on these assets for the quarter was 10.60% compared to an average yield of 10.63% for the first quarter of 2006.

    Interest expense for the second quarter 2006 was $21.6 million, an increase of 123% from the second quarter of 2005. This reflects increased average borrowings during the quarter, as well as the rise in interest rates. The average balance of debt financing on the loan and investment portfolio during the quarter was $1.2 billion and the average cost of these borrowings was 7.11%.

    For the second quarter 2006, Arbor's manager, Arbor Commercial Mortgage, LLC, earned $1.4 million of incentive compensation, representing 25% of the amount by which earnings for the four most recent quarters exceeded a 9.5% return on equity, as described in the management agreement. Arbor Commercial Mortgage intends to exercise its option to receive all of its incentive compensation in shares of Arbor Realty Trust's common stock.

    Financing Activity

    Mr. Kaufman commented, "During the quarter we issued approximately $65 million of long-term junior subordinated notes through two private placements of trust preferred securities. We continue to view these securities as a lower cost alternative to raising capital. These securities provide us with longer-term funding sources, which further strengthens our balance sheet and helps support the growth of our portfolio."

    As of June 30, 2006, Arbor's financing facilities for the loan and investment portfolio totaled approximately $1.5 billion and borrowings outstanding under such facilities were $1.2 billion.

    Portfolio Activity

    During the quarter, Arbor originated 17 new loans and investments totaling $311 million, the highest quarterly loan volume in Arbor's history. Of the new loans and investments, seven were bridge loans totaling $197 million, seven were mezzanine loans totaling $66 million, two were junior participating interests totaling $46 million, and one was a preferred equity investment totaling $2 million.

    During the quarter, 11 loans paid off with an outstanding balance of approximately $135 million. These loans were on properties that were either sold or refinanced outside of Arbor.

    At June 30, 2006, the loan and investment portfolio unpaid principal balance was $1.5 billion with a weighted average current interest pay rate of 9.63%. At the same date, advances on financing facilities pertaining to the loan and investment portfolio totaled $1.2 billion, with a weighted average interest rate of 6.97%.

    The loan and investment portfolio continues to perform according to terms and there have been no defaults. Arbor continues to seek loans and investments that will generate superior risk-adjusted returns with a long-term objective of capital preservation and earnings stability in varying interest rate and credit cycles.

    Dividend

    As previously announced, the Board of Directors declared a dividend of $0.57 per share for the quarter ended June 30, 2006, to be paid on August 21, 2006 to shareholders of record on August 7, 2006.

    Equity Participation Interests

    Attached as an exhibit to this press release is a schedule of certain data pertaining to the Company's investments with equity participation interests and IRR lookbacks. During the quarter, the Company originated one new investment with an equity participation interest. There were no new loans made during the quarter with IRR lookbacks. The Company did record income during the quarter on one of its IRR lookbacks, The Point Lakeview totaling approximately $335,000, net of taxes.

    Stock Repurchase Program

    Arbor today announced that its Board of Directors has authorized a stock repurchase plan that enables the Company to buy up to one million shares of its common stock. At management's discretion, shares may be acquired on the open market, through privately negotiated transactions or pursuant to a Rule 10b5-1 plan. A Rule 10b5-1 plan permits the Company to repurchase shares at times when it might otherwise be prevented from doing so. There is no guarantee as to the exact number of shares that will be repurchased by Arbor and the program may be terminated at any time.

    Earnings Conference Call

    Management will host a conference call today at 10:00 a.m. EDT. A live webcast of the conference call will be available online at http://www.arborrealtytrust.com. Web participants are encouraged to go to Arbor's Web site at least 15 minutes prior to the start of the call to register, download and install any necessary audio software. Listening to the webcast requires speakers and RealPlayer(TM) software, downloadable without charge at http://www.real.com. Those without Web access should access the call telephonically at least ten minutes prior to the conference call. The dial-in numbers are 800-261-3417 for domestic callers and 617-614-3673 for international callers. The participant passcode for both is 89885558.

    After the live webcast, the call will remain available on Arbor's Web site, http://www.arborrealtytrust.com through August 18, 2006. In addition, a telephonic replay of the call will be available until August 18, 2006. The replay dial-in number is 888-286-8010 for domestic callers and 617-801-6888. Please use passcode: 67355994.

    About Arbor Realty Trust, Inc.

    Arbor Realty Trust, Inc. is a real estate investment trust which invests in a diversified portfolio of multi-family and commercial real estate related bridge and mezzanine loans, preferred equity investments, mortgage related securities and other real estate related assets. Arbor commenced operations in July 2003 and conducts substantially all of its operations through its operating partnership, Arbor Realty Limited Partnership and its subsidiaries. Arbor is externally managed and advised by Arbor Commercial Mortgage, LLC, a national commercial real estate finance company operating through 15 offices in the U.S. that specializes in debt and equity financing for multi-family and commercial real estate.

    Safe Harbor Statement

    Certain items in this press release may constitute forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Arbor can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from Arbor's expectations include, but are not limited to, continued ability to source new investments, changes in interest rates and/or credit spreads, changes in the real estate markets, and other risks detailed in the Arbor's Annual Report on Form 10-K for the year ended December 31, 2005 and its other reports filed with the SEC. Such forward-looking statements speak only as of the date of this press release. Arbor expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Arbor's expectations with regard thereto or change in events, conditions, or circumstances on which any such statement is based.

    (1) See attached supplemental schedule of non-GAAP financial measures.

                   CONSOLIDATED INCOME STATEMENTS (Unaudited)

                                                      Quarter Ended               Six Months Ended
                                                        June 30,                      June 30,
                                               ---------------------------   ---------------------------
                                                   2006           2005           2006           2005
                                               ------------   ------------   ------------   ------------
Revenue:
Interest income                                $ 38,848,431   $ 39,295,309   $ 79,537,102   $ 62,416,467
Other income                                         49,050             46        120,397        387,844
    Total revenue                                38,897,481     39,295,355     79,657,499     62,804,311

Expenses:
Interest expense                                 21,576,662      9,690,559     39,926,974     18,016,712
Employee compensation
 and benefits                                     1,154,477        956,687      2,309,408      2,110,896
Stock based
 compensation                                       943,038        372,828      1,365,453        464,855
Selling and
 administrative                                   1,230,955        927,895      2,068,777      1,773,774
Management fee -
 related party                                    2,050,927      7,360,947      6,203,700      8,991,265
    Total expenses                               26,956,059     19,308,916     51,874,312     31,357,502
Income before
 minority interest
 and income from
 equity affiliates                               11,941,422     19,986,439     27,783,187     31,446,809
Income from equity
 affiliates                                               -      8,006,443      2,909,292      8,453,440
Income before
 minority interest                               11,941,422     27,992,882     30,692,479     39,900,249
Income allocated to
 minority interest                                2,145,270      5,126,510      5,542,080      7,328,236

Net income                                     $  9,796,152   $ 22,866,372   $ 25,150,399   $ 32,572,013

Basic earnings per
 common share                                  $       0.57   $       1.36   $       1.47   $       1.95

Diluted earnings per
 common share                                  $       0.57   $       1.36   $       1.46   $       1.94

Dividends declared
 per common share                              $       0.72   $       0.55   $       1.42   $       1.02

Weighted average number of shares of common stock outstanding:

    Basic                                        17,242,332     16,794,922     17,165,020     16,715,639

    Diluted                                      21,073,987     20,593,148     20,997,517     20,551,148

                    ARBOR REALTY TRUST, INC. AND SUBSIDIARIES

              SUPPLEMENTAL SCHEDULE OF NON-GAAP FINANCIAL MEASURES
                                   (Unaudited)

                                                      Quarter Ended               Six Months Ended
                                                        June 30,                      June 30,
                                               ---------------------------   ---------------------------
                                                   2006           2005           2006           2005
                                               ------------   ------------   ------------   ------------
Total revenue, GAAP
 basis                                         $ 38,897,481   $ 39,295,355   $ 79,657,499   $ 62,804,311

Subtract: Prime
 transaction                                              -     17,239,447      6,274,041     17,239,447

Total revenue, as
 adjusted(a)                                   $ 38,897,481   $ 22,055,908   $ 73,383,458   $ 45,564,864

Net income, GAAP
 basis                                         $  9,796,152   $ 22,866,372   $ 25,150,399   $ 32,572,013

Subtract: Prime
 transaction                                              -     15,454,536      5,638,218     15,454,536

Net income, as
 adjusted                                      $  9,796,152   $  7,411,836   $ 19,512,181   $ 17,117,477


Diluted earnings per
 common share, GAAP
 basis                                         $       0.57   $       1.36   $       1.46   $       1.94

Diluted earnings per
 common share, as
 adjusted                                      $       0.57   $       0.44   $       1.14   $       1.02

Diluted weighted
 average shares
 outstanding                                     21,073,987     20,593,148     20,997,517     20,551,148

(a) Given the magnitude of the Prime transaction, Arbor has elected to report adjusted revenues, net income and earnings per share for the affected periods to help ensure the comparability of the reporting periods. Management considers these non-GAAP financial measures to be effective indicators, for both management and investors, of Arbor's financial performance. Arbor's management does not advocate that investors consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.

                    ARBOR REALTY TRUST, INC. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS

                                                  June 30,        December 31,
                                                    2006              2005
                                               ---------------   ---------------
                                                 (Unaudited)        (Audited)
Assets:
Cash and cash equivalents                      $     6,386,148   $    19,427,309
Restricted cash                                     55,252,101        35,496,276
Loans and investments, net                       1,460,590,987     1,246,825,906
Related party loans, net                            35,604,487         7,749,538
Available-for-sale securities, at
 fair value                                         26,240,481        29,615,420
Investment in equity affiliates                     20,467,920        18,094,242
Other assets                                        58,278,404        38,866,666
    Total assets                               $ 1,662,820,528   $ 1,396,075,357

Liabilities and Stockholders' Equity:
Repurchase agreements                          $   269,895,547   $   413,624,385
Collateralized debt obligations                    650,389,000       299,319,000
Junior subordinated notes to
 subsidiary trust issuing preferred
 securities                                        222,962,000       155,948,000
Notes payable                                      124,946,835       115,400,377
Notes payable - related party                                -        30,000,000
Due to related party                                 1,684,852         1,777,412
Due to borrowers                                    13,441,750        10,691,355
Other liabilities                                   13,581,302        18,014,755
    Total liabilities                            1,296,901,286     1,044,775,284

Minority interest                                   65,754,671        63,691,556

Stockholders' equity:
Preferred stock, $0.01 par value:
 100,000,000 shares authorized;
 3,776,069 shares issued and
 outstanding                                            37,761            37,761
Common stock, $0.01 par value:
 500,000,000 shares authorized; 17,267,902
 and 17,051,391 shares issued and
 outstanding at June 30, 2006 and
 December 31, 2005, respectively                       172,679           170,514
Additional paid-in capital                         267,507,331       264,691,931
Retained earnings                                   22,281,046        21,452,789
Accumulated other comprehensive income              10,165,754         1,255,522
Total stockholders' equity                         300,164,571       287,608,517
Total liabilities and stockholders'
 equity                                        $ 1,662,820,528   $ 1,396,075,357

                            Arbor Realty Trust, Inc.
                    Internal Rate of Return ("IRR") Lookbacks
                        (all dollar amounts in thousands)
                                    Unaudited

                                               Loan
                          Origination       Commitment
Loan Name                    Date             Amount              Index
---------------------     -----------       ----------        -------------
135 Greenwich St.            1Q05               11,815        LIBOR + 5.00%
                                                              LIBOR + 5.00%
                                                              LIBOR + 5.00%

Waipouli Beach Resort        1Q05               14,300        LIBOR + 5.00%

Total                                       $   26,115


                          Pay Rate @    IRR
Loan Name                   6/30/06     Rate
---------------------     -----------  ------
135 Greenwich St.           10.13%      12.00%      Year 1
                                        13.00%      Year 2
                                        15.00%      Year 3

Waipouli Beach Resort       10.13%      12.50%

Total                       10.13%      12.27%

    These loans contain a provision whereby upon repayment of the loan, the borrower must make an additional payment in an amount sufficient to give Arbor Realty Trust, Inc. the yield noted in the "IRR Rate" column. Management has not yet determined that these amounts are collectable and, therefore, has not accrued the difference between the current pay rate and the IRR rate.

                            Arbor Realty Trust, Inc.
                    Summary of Equity Participation Interests
                        (all dollar amounts in thousands)
                                    Unaudited

                      Initial ART                   Current
                      Investment    Investment    Investment
Name                    Amount         Date         Amount        Profit %
-------------------   -----------   -----------   -----------   ------------
80 Evergreen          $       384       3Q03      $       201          12.50%

930 Flushing                1,126       3Q03                -          12.50%

Prime Portfolio             2,100       4Q03                -           7.50%

Prime Portfolio                                             -          16.67%

450 W. 33rd St              1,500       4Q03            2,711          28.00%

823 Park Avenue                 -       3Q04                -          20.00%

York Avenue                   540       3Q04                -           8.70%

Toy Building               10,000       2Q05           11,507          20.00%

On The Ave                  2,000       2Q05            2,000          33.33%

Homewood Mtn Resort             -       2Q06                -          25.60%

                      Approximate                                 Current
                        Square       Property                   Debt Balance
Name                    Footage        Type        Location     on Property       Comments
-------------------   -----------   -----------   -----------   ------------    ------------
80 Evergreen               77,680    Warehouse     Brooklyn,    $      4,664
                                                      NY

                                                                                  Property
930 Flushing              304,080    Warehouse     Brooklyn,          25,000     refinanced
                                                      NY                         July 2005

                                                                                  Property
Prime Portfolio         6,700,000     Retail        Multi-         1,180,600     refinanced
                                      Outlets       state                        June 2005

                                                                                 All equity
                                                                                  returned
Prime Portfolio         6,700,000     Retail        Multi-                           to
                                      Outlets       state                        investors

                                                                                 Preferred
450 W. 33rd St          1,746,734     Office       New York                      return of
                                                     City            350,000       12.5%

823 Park Avenue            50,000   Conversion     New York           96,411 *     Condo
                                                     City                        conversion
                                                                                - investment
                                                                                   held in
                                                                                  Taxable
                                                                                    REIT
                                                                                 Subsidiary
                                                                                  ("TRS")

                                                                                  Property
York Avenue                45,200   Conversion     New York           32,000     refinanced
                                                     City                         Dec 2005

                                                                                   Condo
                                                                                 conversion
Toy Building              958,000   Conversion     New York          640,000       - TRS
                                                     City                          Asset

                                                                                Condo/hotel
                                                                                 conversion
On The Ave                170,000      Hotel       New York           64,304       - TRS
                                                     City                          Asset

                                                                                  Profits
                                                                                  interest
Homewood Mtn               ** 769   Commercial     Homewood,                      held in
 Resort                                               CA              60,000        TRS

* - debt balance represents anticipated debt financing required to complete condominium conversion project.

**   - amount represents approximate acreage of property.


     Contacts:                             Investors:
     Arbor Realty Trust, Inc.              Stephanie Carrington / Denise Roche
     Paul Elenio, Chief Financial Officer  The Ruth Group
     516-832-7422                          646-536-7017 / 7008
     pelenio@arbor.com                     scarrington@theruthgroup.com
                                           droche@theruthgroup.com
     Media:
     Bonnie Habyan, SVP of Marketing
     516-229-6615
     bhabyan@arbor.com


SOURCE  Arbor Realty Trust, Inc.
    -0-                             08/04/2006
    /CONTACT: Paul Elenio, Chief Financial Officer +1-516-832-7422, pelenio@arbor.com, or Media: Bonnie Habyan, SVP of Marketing, +1-516-229-6615, bhabyan@arbor.com, both of Arbor Realty Trust, Inc.; or Investors: Stephanie Carrington, +1-646-536-7017, scarrington@theruthgroup.com, or Denise Roche, +1-646-536-7008, droche@theruthgroup.com, both of The Ruth Group, for Arbor Realty Trust, Inc./
    /Web site:  http://www.arborrealtytrust.com /